UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported)

November 24, 2010

AMERICAN EAGLE OUTFITTERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33338	13-2721761
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Hot Metal Street Pittsburgh, Pennsylvania	15203-2329
(Address of principal executive offices)	(Zip Code)

(412) 432-3300

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement

On November 24, 2010, American Eagle Outfitters, Inc. (the "Company") entered into a Retirement Agreement (the "Agreement") with Joseph Kerin, the Company's Executive Vice President of Supply Chain and Real Estate, related to his retirement from employment with the Company.  Pursuant to the Agreement, Mr. Kerin shall voluntarily resign his employment on November 30, 2010 (the "Retirement Date").  In exchange for a general release of any claims against the Company, Mr. Kerin will receive the following pursuant to the Agreement:

(1) severance pay in a gross amount equal to $666,281.00 payable in a lump-sum payment;
(2) reimbursement of COBRA payments for up to fifteen months;
(3) continued use of a Company-leased automobile through February 29, 2012;
(4) one year from the Retirement Date to exercise stock option grants awarded in 2006, 2007, 2008 and 2009;
(5) one year from the original vesting dates to exercise a stock option grant awarded in 2010;
(6) a pro-rata portion of a time-based restricted stock unit award granted on March 2, 2010; and
(7) a pro-rata portion of two performance-based restricted stock unit awards granted on March 3, 2009 and March 2, 2010 if the Company achieves the respective performance goals established by the plan.

 A copy of the Agreement is being filed herewith as exhibit 10.1 and is incorporated herein by reference.

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 1.01 is incorporated herein by reference.

ITEM 9.01.	Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
10.1*	Retirement Agreement between the Company and Joseph Kerin, dated November 24, 2010

* Such Exhibit is being filed herewith pursuant to Items 1.01 and 5.02 of the Current Report on Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.
(Registrant)

Date: November 29, 2010	By:	/s/ Neil Bulman, Jr.
Neil Bulman, Jr.
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1*	Retirement Agreement between the Company and Joseph Kerin, dated November 24, 2010

* Such Exhibit is being filed herewith pursuant to Items 1.01 and 5.02 of the Current Report on Form 8-K.